UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 17, 2018

ADVANCED CREDIT TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-170132 (Commission File Number)	26-2118480 (IRS Employer Identification No.)
871 Venetia Bay Blvd, #202, Venice, FL (Address of principal executive offices)	34285 (Zip Code)

Registrant’s telephone number, including area code (612)961-4536

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 - Other Events.

Heated Details, a Seattle based technology Company. “Over the last 19 years our core services have enabled some of the world's biggest brands, across a variety of industries, to break new ground in the digital space. Becoming a strategic integration partner of CyberloQ and applying this cutting-edge security technology to the various clients and applications we currently develop and support is a natural progression for our companies offering”. “In signing this agreement, it gives Heated Details a strategic advantage over our competition and gives CyberloQ the ability to rapidly onboard many new customers through our network of clients. We are looking forward to many successful integrations in blockchain, supply chain and esports as we launch this partnership.”  Heated Details will receive a 30% commission on any revenue earned by ACRT through customers that are part of the Heated Details network.

Founded in 2015, BlackWall Solutions Limited (“BlackWall”) is currently serving clients in UK, Europe, and Africa. Blackwall specializes in the development and integration of IBM DataCap solutions, Microsoft SharePoint and PCI Compliance solutions for organizations who want to protect the sensitive data of their clients. In addition, Blackwall offers payment card solutions by adding another level of authentication to stop fraud and offer a high level of trust from users. Blackwall has signed a two-year agreement to be the exclusive reseller of CyberloQ™ in Africa (and a non-exclusive reseller in any other territory). Blackwall has agreed to pay the Company 70% of any revenues received from the sale of CyberloQ™. Both Companies have also agreed that ACRT will contribute 10% of Proceeds specifically for “marketing support” of CyberloQ on behalf of Blackwall in Africa.

Since 2006, Software & Peripherals, LP (“S&P”) has been a Third-Party Supplier for Dell, and an aggregator since 2011. As a Dell Third Party Supplier, S&P assists Dell by enabling the sales team to sell products that Dell doesn’t currently offer or products that are in their catalog, but might be on long leads or have pricing that is out of line. As an Aggregator, S&P assist potential Dell partners with navigating the process of selling through Dell while they go through the on-boarding process.S&P has signed an agreement to be a reseller of CyberloQ™. Pursuant to the agreement, S&P will distribute CyberloQ for a retail price of $3.95 per month, per license. The Company will receive 55% of the retail price point, the re-seller has discretion on discounts, ACRT isn’t subject to any discounts.

Established in 1991, Network America is a premier professional services organization providing license procurement, design, training, implementation and ongoing support for systems management, security management, asset management, mobility management, and service management solutions to organizations worldwide. Network America will distribute CyberloQ for a retail price of $3.95 per month, per license. The Company will receive 55% of the retail price point, the re-seller has discretion on discounts, ACRT isn’t subject to any discounts.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 27, 2018	ADVANCED CREDIT TECHNOLOGIES, INC. (Registrant) By: /s/ Christopher Jackson Christopher Jackson, President